SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("the Agreement"), dated as of the 26th day of April, 2013, by and between:

Party-1: GEO POINT TECHNOLOGIES INC., a Utah corporation (the “Company”); and

Party-2: Acting in this Agreement jointly and severally as Party-2: Mr. RAFAEL Gavrielov, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan (“Mr. Gavrielov”); FEROLEUM LIMITED, a newly formed British Virgin Islands investment company limited by shares, beneficially owned by Gavrielov Family Trust(“NEW-CO”); RTS OIL LLP, a Kazakhstan registered entity organized as a limited liability partnership, beneficially owned by Mr. Gavrielov (“the Target”); Ms. Isabekova Zhanat Zhaksylykovna, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and shareholder of the Target (Participant 1); Mrs. Kurmanbekov Sultan Kaspakovich, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and shareholder of the Target (Participant 2);

Ms. Gavrielova Yulia Rafaelievna, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and shareholder of the Target (Participant 3). In this Agreement any reference to any or all members of Party-2 shall correspond to the whole and all Party-2 and all members of Party-2 shall act in this Agreement as one Party.

Party-1 and Party-2 are referred to individually and jointly in the Agreement as a “Party” or “Parties” with reference to the following:

RECITALS:

A. The Company is prepared to purchase and acquire 100% participation interest in the Target from Party-2;

B. The Target is 100% beneficially owned by Mr. Gavrielov and nominally owned by Participants 1, 2 and 3;

C.   The Company has authorized capital stock of (i) 100,000,000 shares of $0.001 par value common stock and 5,000,000 shares $0.001 par value preferred stock; and (ii) the Company has 30,065,000 shares of issued and outstanding common stock, with no preferred stock being issued or outstanding.  The shares of common stock of the Company are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are publicly-traded on the OTCBB of the Financial Industry Regulatory Authority (“FINRA”) under the symbol “GNNC”.  Upon the Closing (as defined below in Section 2.01), the Company will issue 69,935,000 additional shares of its common stock as outlined herein;

D. All “$” mean United States Dollars herein, unless specifically indicated otherwise;

E. It is the intention of the Parties that: (i) the issuance and exchange of the respective shares of the Parties hereunder shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) that said exchange shall qualify as a transaction in “securities” exempt from registration or qualification under the United States Securities Act of 1933, as amended and in effect on the Closing of this Agreement (the “Securities Act”); and

F. The Parties agree that the Annexes hereto shall be “Exhibits” to this Agreement, and though the documents or information mentioned in the Annexes shall not be “Exhibits” to the Agreement, they shall be integral to the representations and warranties of the respective Parties in all respects and made a part hereof for all such purposes.

G.  The Parties agree that following the Closing, as defined herein, the Company will effect a three to one (3 to 1) reverse split of its outstanding common stock, will change the name of the Company to “RTS Oil Holdings, Inc.,” and will file and mail an Information Statement to the Company’s stockholders in connection therewith; however, the reverse split and the name change shall not be conditions to the Closing, but are merely indications of the future intent of the Parties.

         NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE 1

THE TRANSACTION

         1.01 At the Closing, a 100% participating interest of the Target, beneficially owned by Mr. Gavrielov, shall be acquired by the Company in exchange for 69,935,000 newly issued “restricted” common shares of the Company, and which shall represent the full and complete consideration paid under this Agreement for the acquisition of Target (the "Consideration").

 1.02 At the Closing, the Target will become a wholly-owned  subsidiary of the Company, and the Company will effectively acquire all business and assets of the Target as now or hereafter existing.

         1.03 At the Closing, Mr. Gavrielov will arrange for the Participants 1, 2 and 3 signing, execution and delivery of the Participation Interest Purchase Agreement (the “Participation Interest Agreement”) for the 100% participation interest of the Target to be transferred to the Company in accordance with the legislation of the Republic of Kazakhstan, and further will arrange for the registration of such agreements and the rights thereof created with the relevant authority in the Republic of Kazakhstan reflecting the Company as the sole 100% owner thereof.

         1.04 At the Closing, Mr. Gavrielov will arrange for signing and delivery of all auxiliary documents substantially similar to those described in the Closing Memorandum (Annex A) of this Agreement, and other legal documents as may become needed to conclude the transaction in the Republic of Kazakhstan and perfect it in such other jurisdictions where the Company may have its interests in, including but not limited to, the United States of America and elsewhere.

1.05 At the Closing, the Company shall deliver the Consideration in accordance with this Agreement to Mr. Gavrielov, as follows:

(1) 10% of the Consideration or 6,993,500 shares shall be paid and issued to Ramle Investments Limited; and

(2) 90% of the Consideration or 62,941,500 shares shall be paid and issued to NEW-CO.

1.06 At the Closing, the Company will cause its Board of Directors to nominate and appoint Mr. Gavrielov and his representatives to the Company's Board of Directors in accordance with this Agreement.

ARTICLE 2

THE CLOSING

         2.01 The Closing of the Agreement (the “Closing) shall take place at 8:00 a.m. MDT on the day when the conditions to the Closing set forth in this Agreement have been satisfied or waived, or at such other time and date as the Parties hereto shall agree in writing (the "Closing Date"), simultaneously at the offices of Sorensen Law Associates, at 2319 Foothill Drive, Suite 160, Salt Lake City, UT 84109.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to NEW-CO and Mr. Gavrielov that:

         3.01 The Company shall deliver to NEW-CO and Mr. Gavrielov, on or before the Closing, each of the following:

                  (a) Financial Statements. Reviewed (unaudited) financial statements for the nine-month period ended December 31, 2012, and audited financial statements of the Company for the fiscal years ended March 31, 2012, and 2011, including, but not limited to, balance sheets and profit and loss statements, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of the Company at the date or dates thereof. (Annex B)

                  (b) Property. An accurate list and description of all

property, real or personal, owned by the Company, of a value equal to or greater than $1,000 (Annex C).

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of the Company, which assets are listed on Annex C (Annex C.1). A complete and accurate list of all debts, liabilities and obligations of the Company incurred or owing as of the date of this Agreement (Annex C.2).

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which the Company is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by the Company (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during the nine-month period ended December 31, 2012, and the 12-month period ended March 31, 2012, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such nine-month or 12-month period (Annex D).

                  (e) Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of the Company for the repayment of borrowed money (Annex E).

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid default thereunder; or where notice of such transaction is required at or subsequent to the Closing, or where consent to an acquisition, consolidation or sale of all or substantially all of the assets is required to avoid a default thereunder (Annex F).

                  (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of the Company, together with all amendments thereto to the date hereof (Annex G).

                  (h) Shareholders. A complete list of all persons or entities holding capital stock of the Company or any rights to subscribe for, acquire or receive shares of the capital stock of the Company (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements (Annex H).

                  (i) Officers and Directors. A complete and current list of all Officers and Directors of the Company (Annex I).

                  (j) Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate for each recent employee of the Company who received $1,000 or more in aggregate compensation from the Company, whether in salary, bonus or otherwise, during the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, or who is presently to receive from the Company a  salary in excess of $1,000 during such periods or the fiscal year ended March 31, 2013, or any subsequent 12-month period thereafter, including in each case the amount of compensation received or to be received, along with the hourly rates of all other employees listed according to departments (Annex J).

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of the Company, threatened, which may materially and adversely affect the Company (Annex K).

                  (l) Tax Returns. Accurate copies of all United States Federal and State tax returns for the Company for the last fiscal year (Annex L).

                  (m) Agency Reports. Copies or access to all material reports or filings and a list of the categories of reports or filings made on a regular basis, made by the Company under the Exchange Act, ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011 (Annex M).

                  (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which the Company has an account or safe deposit box, and (2) the names and addresses of all signatories (Annex N).

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein the Company is qualified to do business and is in good standing (Annex O).

                  (p) Subsidiaries. A complete list of all subsidiaries of the Company (Annex P). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which the Company has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of the Company, if any (Annex Q).

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which the Company may have, other than those listed in the Annex on Union Matters (Annex R).

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of the Company in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the United States Internal Revenue Service with respect thereto (Annex S).

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by the Company regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming the Company as beneficiary covering the business activities of the Company (Annex T).

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of the Company, including presently effective contracts of the Company to be assigned to the Company, accounting for the principal revenues of the Company, indicating the dollar amounts of gross income of each such customer for the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, and to the date hereof (Annex U).

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of the Company (Annex V).

         3.02 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

         3.03 Qualification. The Company is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which the Company is duly qualified and licensed as a foreign corporation, are reflected in Annex O.

         3.04 Capitalization of the Company. On the Closing Date, immediately before the Closing, the Company shall have authorized (a) 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share; and (b) 30,065,000 shares of common stock issued and outstanding, all of which are duly authorized, validly issued and fully paid and non assessable;

         3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including, but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by the Company, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of the Company's Certificates and Articles of Incorporation or Bylaws or of any other document of organization, agreement, court order or instrument to which the Company is a party or bound by.

         3.06 Absence of Undisclosed Liabilities. The Company has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Annex A or otherwise disclosed in this Agreement or any of the Annexes delivered hereunder or Exhibits attached hereto.

         3.07 Absence of Changes. Since the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, and to the date hereof, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of the Company, except for changes resulting from completion of those transactions described in Section 5.01 or in filings with the United States Securities and Exchange Commission (the “SEC”).

         3.08 Tax Matters. All taxes and other assessments and levies which the Company is required by applicable law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by the Company in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all United States federal, state or local, and foreign, income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by the Company income or business prior to the Closing Date.

         3.09 Options, Warrants, Etc. Except as otherwise described in Section 3.04 and Annex H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which the Company shareholders are party or by which the Company or its shareholders are bound, or are party, calling for the issuance of shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any such capital stock of the Company.

         3.10 Title to Assets. Except for liens set forth in Annex C.1, the Company is the sole unconditional owner of, with good and marketable title to, all assets listed in the Annexes as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, excepting such charges listed in the Annexes.

         3.11 Agreements in Force and Effect. Except as set forth in Annex D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which the Company is a party are valid and in full force and effect on the date hereof, and the Company has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of the Company.

         3.12 Legal Proceedings, Etc. Except as set forth in Annex K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either the Company or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of the Company. The Company has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         3.13 Governmental Regulation. To the knowledge of the Company and except as set forth in Annex K, the Company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of the Company.

         3.14 Brokers and Finders. The Company shall be solely responsible for payment to any broker or finder retained by the Company for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         3.15 Accuracy of Information. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to NEW-CO and Mr. Gavrielov pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         3.16 Subsidiaries. Except as listed in Annex P, the Company does not have any other subsidiaries or own capital stock representing 10% or more of the issued and outstanding stock of any other corporation.

         3.17 Consents. Except as listed in Annex F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by the Company or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         3.18 Improper Payments. Neither the Company, nor any person acting on behalf of the Company has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of the Company (b) any customer, supplier or competitor of the Company or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for the Company or (c) any political party or any candidate for elective political office nor has any fund or other asset of the Company been maintained that was not fully and accurately recorded on the books of account of the Company.

         3.19 Copies of Documents. The Company has made available for inspection and copying by NEW-CO and Mr. Gavrielov and its or his duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the SEC and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by the Company with the SEC, and all other governmental agencies, including, but not limited to the United States Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of the Company, in all material aspects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of the Company or adversely effect the objectives of this Agreement with respect to Target including, but not limited to, the issuance and subsequent trading of the shares of common stock of the Company to be received hereby, subject to compliance by the shareholders with applicable securities laws, rules and regulations.

                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF NEW-CO and Mr. Gavrielov

NEW-CO and Mr. Gavrielov, acting jointly and severally and on behalf of each other and Target and any beneficial or nominal owner of Target or NEW-CO in all respects and as may be applicable to complete the acquisition of Target by the Company, hereby represent and warrant to the Company as follows:

         4.01 Mr. Gavrielov, Target and NEW-CO shall deliver to the Company, on or before the Closing, the following, accompanied by English language translation:

                  (a) Financial Statements. Unaudited financial statements of Target for the nine-month period ended December 31, 2012, and audited financial statements for the fiscal years ended March 31, 2012, and 2011,prepared in accordance with  Kazakhstan generally accepted accounting principles and which fairly present the financial condition of the Target at the dates thereof (Annex AA).

                  (b) Property. An accurate list and description of all property, real or personal owned by the Target of a value equal to or greater than $1,000 (Annex BB).

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Annex BB (Annex CC). A complete and accurate list of all debts, liabilities and obligations of Target incurred or owing as of the date of this Agreement (Annex CC.1).

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Target is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Target(whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during other than in the ordinary course of business, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period (Annex DD).

                  (e) Loan Agreements and Debt Notes. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Target for the repayment of borrowed money (Annex EE).

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder (Annex FF).

                  (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Target, together with all amendments thereto to the date hereof (Annex GG).

                  (h) Shareholders. A complete list of all persons or entities holding capital stock or participatory interest of Target or any rights to subscribe for  acquire, or receive shares of the capital stock of Target(whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements (Annex HH).

                  (i) Officers and Directors. A complete and current list of all Officers, Directors and Members of the audit committee of Target (Annex II).

                  (j) Salary Annex. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Target who received $1,000 or more in aggregate compensation from Target whether in salary, bonus or otherwise, during the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, or who is presently scheduled to receive from Target a salary in excess of $1,000 during such periods or the fiscal year ended March 31, 2013, including in each case the amount of compensation received or expected to be received, along with the hourly rates of all other employees listed according to departments (Annex JJ).

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities,  environmental matters and civil rights violations) pending or, to the knowledge of Target threatened, which may materially and adversely affect Target (Annex KK).

                  (l) Tax Returns. Accurate copies of all tax returns of Target filed in the Republic of Kazakhstan or any other jurisdiction through the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011 (Annex LL).

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Target with any governmental agencies (Annex MM).

                  (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Target has an account or safe deposit box, and (2) the names and          addresses of all signatories (Annex NN).

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Target is qualified to do business and is in good standing (Annex OO).

                  (p) Subsidiaries. A complete list of all subsidiaries of Target (Annex PP). The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures or similar entities in which Target has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of Target, if any (Annex QQ).

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Target may have, other than those listed in the Annex on Union Matters (Annex RR).

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Target in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by any governmental agency with respect thereto (Annex SS).

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Target as an insured or beneficiary or as a loss payable payee or for which Target is paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Target regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Target as beneficiary covering the business activities of Target (Annex TT).

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of Target, including all presently effective contracts of Target to be assigned to Target, accounting for the principle revenues of Target, indicating the dollar amounts of gross revenues of each such customer for the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, and to the date hereof (Annex UU).

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Target (Annex VV).

         4.02 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Kazakhstan with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

         4.03 Qualification. Target is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Target is duly qualified and licensed as a foreign corporation, are shown in Annex OO.

         4.04 Capitalization and Ownership of Target. The charter capital of the Target consists of 72,500 Kazakhstan Tenge and is equally divided among three nominated participants in accordance with the Kazakhstan legislation applicable to Target. The participants nominally hold the participation interest shares for the benefit of Mr. Gavrielov and are listed on Annex HH, All participating charter capital has been paid in full and all parts were duly authorized, validly issued and fully paid and non-assessable. All preemptive rights with respect to the Target’s participating interest or stock have been waived.  All shares of participating interest are owned as indicated in Annex HH, free and clear of any liens or encumbrances of any kind or nature whatsoever, whether by contract, operation of applicable law or otherwise and can be conveyed or otherwise exchanged under this Agreement, all as of the Closing Date.

         4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors or other required persons on behalf of Target, NEW-CO, Mr. Gavrielov or otherwise. This Agreement constitutes the valid and binding obligation of Target, its nominal participants, NEW-CO, and Mr. Gavrielov or otherwise, enforceable against each in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed, as applicable, by Target’s nominal participants, NEW-CO, Mr. Gavrielov or otherwise, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Target's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Target is a party or bound, or those, as applicable, of NEW-CO, Mr. Gavrielov or otherwise.

         4.06 Absence of Undisclosed Liabilities. Target has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Annex AA or otherwise disclosed in this Agreement or any of the Annexes or Exhibits attached hereto.

         4.07 Absence of Changes. Since the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, and to the date hereof, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Target, except for changes resulting from completion of those transactions described in Section 5.01.

         4.08 Tax Matters. All taxes and other assessments and levies which

Target is required by applicable law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Target in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Target income or business prior to the Closing Date.

         4.09 Options, Warrants, etc. Except as otherwise described in Annex HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Target or its shareholders are a party or by which Target or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Target or any securities representing the right to purchase or otherwise receive any such capital stock of Target.

         4.10 Title to Assets. Except for liens set forth in Annex CC,

Target is the sole and unconditional owner of, with good and marketable title to all the assets and patents listed in the Annexes as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         4.11 Agreements in Force and Effect. Except as set forth in Annexes DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Target is a party are valid and in full force and effect on the date hereof, and Target has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Target.

         4.12 Legal Proceedings, Etc. Except as set forth in Annex KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Mr. Gavrielov  and NEW-CO, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Target. Target has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         4.13 Governmental Regulation. To the knowledge of Mr. Gavrielov  and NEW-CO and except as set forth in Annex KK, Target is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Target.

         4.14 Broker and Finders. Mr. Gavrielov and NEW-CO shall be solely responsible for payment to any broker or finder retained by Mr. Gavrielov  for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         4.15 Accuracy of Information. No representation or warranty by Mr. Gavrielov and NEW-CO contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to the Company pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Annexes and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         4.16 Subsidiaries. Except as listed in Annex PP, Target does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         4.17 Consents. Except as listed in Annex FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Target, Mr. Gavrielov, NEW-CO or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

         4.18 Improper Payments. No person acting on behalf of Target has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Target, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Target been maintained that was not fully and accurately recorded on the books of account of Target.

         4.19 Copies of Documents. Target has made available for inspection and copying by the Company and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Target with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Target or adversely affect the objectives of this Agreement.

         4.20 Investment Intent of Shareholders. Mr. Gavrielov, NEW-CO and each shareholder of Target represents and warrants to the Company that the shares of the Company being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in SEC Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; that each understands the meaning of the term “restricted securities”; that each has had access to the reports and registration statements filed by the Company with the SEC at www.sec.gov or otherwise; and that each is an “accredited investor” as that term is defined in United States securities laws, rules and regulations, and specifically, in SEC Rule 501.

                                    ARTICLE 5

CONDUCT AND TRANSACTIONS PRIOR TO THE

EFFECTIVE TIME OF THE SHARE EXCHANGE

         5.01 Parties Conduct and Transactions. During the period from the date hereof to the date of Closing, the Parties shall cause the Company and the Target to:

                  (a) Conduct their operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

                  (b) Maintain their records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

         5.02 The Company Conduct and Transactions. The Company shall not during such period, except in the ordinary course of business, without the prior written consent of Mr. Gavrielov:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

                  (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof, the prior approved spin-off of the Company’s wholly-owned subsidiary, Geo Point Resources, Inc., a Nevada corporation, being excepted from this prohibition;

                  (c) Except as set forth in paragraph 5.01(c) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business, excluding such payment as may be required for the purposes of completion and the closing of the transactions described in this Agreement;

                  (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the transactions contemplated by this Agreement;

                  (g) Make any material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (i) Enter into any agreement or make any commitment to any labor union or organization;

                  (j) Make any capital expenditures, excluding the transactions contemplated by this Agreement.

         5.03 Conduct and Transactions of Target. During the period from the date hereof to the date of Closing, Target shall:

                  (a) Obtain an Investment Letter from each of the beneficiary shareholders or owners of Target in a form substantially like that attached hereto as Exhibit A.

                  (b) Conduct the operations of Target in the ordinary course of business.

5.04 Target shall not during such period, except in the ordinary course of business, without the prior written consent of the Company:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Target;

                  (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, other than in the ordinary course of business;

                  (f) Except as otherwise contemplated and required by this Agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, other than in the ordinary course of business;

                  (g) Make any material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (i) Enter into any agreement or make any commitment to any labor union or organization;

                  (j) Make any material capital expenditures.

                  (k) Unless contemplated by this Agreement, allow any of the foregoing actions to be taken by any subsidiary of Target.

                                    ARTICLE 6

                              RIGHTS OF INSPECTION

         6.01 During the period from the date of this Agreement to the Closing Date, the Company and Target agree to use their best efforts to give the other Party, including its representatives and agents, full access to the premises, books and records of each of the Parties, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any Annex or Exhibit hereto, with respect to the business and properties of the Company or Target or otherwise as may be necessary for the completion of the transactions contemplated hereby, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other Parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective Parties hereunder. In the event of termination of this Agreement, the Company and Target will each return to the other all documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

         7.01 Conditions to Obligations of Mr. Gavrielov, Target and NEW-CO. The obligations of Mr. Gavrielov, NEW-CO and Target to perform this Agreement are subject to the satisfaction of the following conditions on or before the Closing unless waived in writing.

                  (a) Representations and Warranties. There shall be no information disclosed in the Annexes delivered by the Company, which in the opinion of Mr. Gavrielov, would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties of the Company set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. The Company shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and the Company shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. The Company shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Mr. Gavrielov and NEW-CO that the Company has submitted with this Agreement and any other documents required hereby to such Parties for approval as provided by applicable law.

                  (d) Consents. Execution of this Agreement by the shareholders of Target and any consents necessary for or approval of any Party listed on any Annex delivered by the Company whose consent or approval is required pursuant thereto shall have been obtained.

                  (e) Financial Statements. Mr. Gavrielov shall have been furnished with the financial statements of the Company referenced herein, including, but not limited to, balance sheets and profit and loss statements, for nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of the Company as of the periods stated.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by the Company for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h) Changes in Financial Condition of the Company. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of the Company, except expenditures in furtherance of this Agreement, and excluding the transactions contemplated by this Agreement.

                  (i) Absence of Pending Litigation. The Company is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (j) Authorization for Issuance of Stock. Mr. Gavrielov shall have received in form and substance satisfactory to him a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of the Company to issue stock certificates representing ownership of the Company common stock to Mr. Gavrielov in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

   (k) Conditional Subsequent Exchange.  The Closing of the proposed acquisition of the Target as contemplated by this Agreement, within 10 days following execution of this Agreement.

   (l)  Officers and Directors.  The directors of the Company immediately prior to the Closing Date shall appoint Rafael Gavrielov, Chairman; Ashot Sarkisian; Gafur Kassymov; Grigory Vexler and Jeffrey R. Brimhall to the Company’s Board of Directors, and thereafter, the current directors of the Company shall resign, in seriatim, effective as of the Closing Date, and the officers shall be appointed as officers of the Company by the present or new directors, who shall be Rafael Gavrielov, CEO; and Jeffrey T. Jensen, Vice President and Secretary.

(m) The receipt of satisfactory legal opinions of legal counsel for the Company regarding: (1) their existence and good standing in the country organization and the lack of any provision in charter or organization documents that would prohibit the execution and delivery of this Agreement and the completion of the transactions contemplated hereby; (2) the due authorization, execution, authorization and delivery of this Agreement; (3) to such legal counsel’s best knowledge, all documentation required or necessary under applicable law to complete the transactions contemplated by this Agreement, including all necessary consents, have been executed and delivered by any such Party; and (4) to such legal counsel’s best knowledge, there is no law to which any such Party is subject that would prohibit any such Party from entering into this Agreement and completing the transactions contemplated hereby.

         7.02 Conditions to Obligations of the Company. The obligation of the Company to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by the Company.

                  (a) Representations and Warranties. There shall be no information disclosed in the Annexes delivered by Target, Mr. Gavrielov and NEW-CO which in the opinion of the Company, would materially adversely affect the proposed transaction and intent of the Parties as set forth in this Agreement. The representations and warranties of Mr. Gavrielov, NEW-CO and Target set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. Target, Mr. Gavrielov and NEW-CO shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Target shall have complied in all respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. Target, Mr. Gavrielov and NEW-CO shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for the Company that Target has submitted with this Agreement and any other documents required hereby to such Parties for approval as provided by applicable law.

                  (d) Consents. Any consents necessary for or approval of any party listed on any Annex delivered by Target, whose consent or approval is required pursuant thereto, shall have been obtained.

                  (e) Financial Statements. The Company shall have been furnished with audited financial statements of Target including, but not limited to, balance sheets and profit and loss statements for nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011. Such financial statements shall have been prepared in conformity with Kazakhstan generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Target as of the periods stated.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by Target, Mr. Gavrielov and NEW-CO and of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Target, Mr. Gavrielov and NEW-CO for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h) Employment Agreements. Existing Target employment agreements will have been delivered to the Company.

                  (i) Changes in Financial Condition of Target. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Target, except expenditures in furtherance of this Agreement.

                  (j) Absence of Pending Litigation. Target is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (k) Shareholder Approval. The Target participant shall have signed, executed and delivered this Agreement and separately approved it at the general meeting of the Target’s participants. The Target participants shall have approved a waiver of any preemptive rights of the Target or its participants as maybe require for consummation of the transaction contemplated by this Agreement.

   (l) Conditional Subsequent Exchange.  The Closing of the proposed acquisition of the Target by the Company as contemplated by this Agreement, within 10 days following execution of this Agreement.

(m) Satisfaction of creditors. Repayment and/or retiring of all specifically identified in Annex EE, Target’s credits, loans, debts, and purchase money guarantees related to the transaction contemplated by this Agreement respectively by the Company and NEW-CO.

(n) The receipt of satisfactory legal opinions of legal counsel for Mr. Gavrielov, NEW-CO and Target, regarding, as applicable, to any such Party to this Agreement: (1) their existence and good standing in the country of organization and the lack of any provision in charter or organization documents that would prohibit the execution and delivery of this Agreement and the completion of the transactions contemplated hereby; (2) the due authorization, execution, authorization and delivery of this Agreement; (3) to such legal counsel’s best knowledge, all documentation required or necessary under applicable law to complete the transactions contemplated by this Agreement, including all necessary consents, have been executed and delivered by any such Party; (4) to such legal counsel’s best knowledge, the entire beneficial ownership of Target is owned by Mr. Gavrielov, with a summary of how such ownership is held; and (5) to such legal counsel’s best knowledge, there is no law to which any such Party is subject that would prohibit any such Party from entering into this Agreement and completing the transactions contemplated hereby.

ARTICLE 8

                          MATTERS SUBSEQUENT TO CLOSING

         8.01 Covenant of Further Assurance. The Parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other Party or Parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                    ARTICLE 9

                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.01 All statements contained in any written certificate, Annex, exhibit or other written instrument delivered by the Company or Target, Mr. Gavrielov and NEW-CO otherwise pursuant hereto, or otherwise adopted by the Company, by its written approval, or by Target, Mr. Gavrielov and NEW-CO by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Company or Target as the case may be. All representations, warranties and agreements made by either Party shall survive for a period of  two years, or until the discovery of any claim, loss, liability or other matter based on fraud, if longer, but not longer than three years from the date hereof.

                                   ARTICLE 10

TERMINATION OF AGREEMENT AND ABANDONMENT OF MERGER

         10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

                  (a) By mutual written consent of the Parties.

   (b) By the Board of Directors of the Company if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

                  (c) By Mr. Gavrielov and NEW-CO if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

         10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect, and there shall be no liability on the part of any of the Parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each Party hereto will pay all costs and expenses incident to its or his negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE 11

                      EXCHANGE OF SHARES; FRACTIONAL SHARES

         11.01 Exchange of Shares. At the Closing, the Company shall issue a letter to the transfer agent of the Company with a copy of the resolution of the Board of Directors of the Company authorizing and directing the issuance of the Company shares as contemplated by this Agreement.

         11.02 Restrictions on Shares Issued to NEW-CO and Mr. Gavrielov. Due to the fact that NEW-CO will receive shares of the Company’s common stock in connection with the acquisition which have not been registered under the Securities Act by virtue of the exemption provided in Section 4(2) of the Securities Act and SEC Rule 506 or SEC Regulation S, stock certificates representing those shares of the Company will contain the following legend or a reasonable facsimile thereof:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is required.

ARTICLE 12

MISCELLANEOUS

         12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

         12.02 Notices. All notices necessary or appropriate under this

Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the Parties last known addresses which currently located at:

(1) GEO POINT TECHNOLOGIES INC.: Attn: Leonard W. Burningham, 455 East 500 South, Suite 205, Salt Lake City, UT 8411;

(2) TO NEW-CO, MR. Gavrielov, or Target: Attn:  Mr. Rafael Gavrielov, 54-A, Abai street, City of Taraz, Republic of Kazakhstan.

         12.03 Amendment and Waiver. The Parties hereby may, by mutual agreement in writing signed by each Party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either Party to:

                  (a) Extend the time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the Party so waiving of any of its obligations under this Agreement. Any writing on the part of a Party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such Party.

         12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company or Target, Mr. Gavrielov and NEW-CO shall not constitute a waiver of the right to pursue other available remedies.

         12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Company and Target, Mr. Gavrielov and NEW-CO and its participants and shareholders.

         12.07 Entire Agreement. This Agreement and the Annexes and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the Parties; provided, however, the Annexes shall not be considered “Exhibits” to this Agreement.

         12.08 Each Party to Bear its Own Expense. The Company and Target, Mr. Gavrielov and NEW-CO shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

         12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Party-1: GEO POINT TECHNOLOGIES, INC.

/s/Jeffrey T. Jensen

By: Jeffrey T. Jensen, President/CEO

Party-2:

BY: Mr. Rafael Gavrielov: /s/Rafael Gavrielov

BY: FEROLEUM LIMITED: /s/Rafael Gavrielov

BY: RTS OIL LLP: /s/Rafael Gavrielov

BY: Isabekova Zhanat Zhaksylykovna:

/s/Isabekova Zhanat Zhaksylykovna

BY: Mrs. Kurmanbekov Sultan Kaspakovich:

/s/Mrs. Kurmanbekov Sultan Kaspakovich

BY: Ms. Gavrielova Yulia Rafaelievna:

/s/Ms. Gavrielova Yulia Rafaelievna

Name of Annex	#	From	To	Section in Agreement

SHARE EXCHANGE AGREEMENT CLOSING MEMORANDUM	A	GEO POINT	ALL	1.04, 3.06
Financial Statements	AA	NEW-Co, Gavrielov	GEO Point	4.01(a), 4.01(c), 4.06
Financial Statements	B	GEO Point	NEW-Co, Gavrielov	3.01(a)
Property (An accurate list and description of all property, real or personal owned by the Target of a value equal to or greater than $1,000)	BB	NEW-Co, Gavrielov	GEO Point	4.01(b)
Property (Real or Personal)	C	GEO Point	NEW-Co, Gavrielov	3.01(b), 3.10
Liens and Liabilities (A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Annex BB)	CC	NEW-Co, Gavrielov	GEO Point	4.01(c), 4.10
Liens and Liabilities (list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of the Company)	C.1	GEO Point	NEW-Co, Gavrielov	3.01(c)
A complete and accurate list of all debts, liabilities and obligations of the Company incurred or owing as of the date of this Agreement	C.2	GEO Point	NEW-Co, Gavrielov	3.01(c), 3.10
A complete and accurate list of all debts, liabilities and obligations of Target incurred or owing as of the date of this Agreement	CC.1	NEW-Co, Gavrielov	GEO Point	4.01(c)
Leases and Contracts	D	GEO Point	NEW-Co, Gavrielov	3.01(d), 3.11
Leases and Contracts	DD	NEW-Co, Gavrielov	GEO Point	4.01(d), 4.11
Loan Agreements and Debt Notes	E	GEO Point	NEW-Co, Gavrielov	3.01(e), 3.11
Loan Agreements and Debt Notes	EE	NEW-Co, Gavrielov	GEO Point	4.01(e), 4.11
Consents Required	F	GEO Point	NEW-Co, Gavrielov	3.01(f), 3.17
Consents Required (A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder)	FF	NEW-Co, Gavrielov	GEO Point	4.01(f), 4.17
Articles and Bylaws (Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of the Company, together with all amendments)	G	GEO Point	NEW-Co, Gavrielov	3.01(g)
Articles and Bylaws	GG	NEW-Co, Gavrielov	GEO Point	4.01(g)
Shareholders (A complete list of all persons or entities holding capital stock of the Company or any rights to subscribe for, acquire or receive shares of the capital stock of the Company)	H	GEO Point	NEW-Co, Gavrielov	3.01(h), 3.09

Shareholders (A complete list of all persons or entities holding capital stock or participatory interest of Target or any rights to subscribe for  acquire, or receive shares of the capital stock of Target)

	HH	NEW-Co, Gavrielov	GEO Point	4.01(h), 4.04, 4.09
Officers and Directors (A complete and current list of all Officers and Directors of the Company)	I	GEO Point	NEW-Co, Gavrielov	3.01(i)
Officers and Directors (A complete and current list of all Officers, Directors and Members of the audit committee of Target)	II	NEW-Co, Gavrielov	GEO Point	4.01(i)

Salary Annex (A complete and accurate list (in all material respects) of the names and the current salary rate for each recent employee of the Company who received $1,000 or more in aggregate compensation from the Company)

	J	GEO Point	NEW-Co, Gavrielov	3.01(j)

Salary Annex (A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Target who received $1,000 or more in aggregate compensation from Target)

	JJ	NEW-Co, Gavrielov	GEO Point	4.01(j)
Litigation (A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations)	K	GEO Point	NEW-Co, Gavrielov	3.01(k), 3.12, 3.13
Litigation (A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations)	KK	NEW-Co, Gavrielov	GEO Point	4.01(k), 4.12, 4.13
Tax Returns (Accurate copies of all United States Federal and State tax returns for the Company for the last fiscal year)	L	GEO Point	NEW-Co, Gavrielov	3.01(l)

Tax Returns. Accurate copies of all tax returns of Target filed in the Republic of Kazakhstan or any other jurisdiction through the nine-month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011

	LL	NEW-Co, Gavrielov	GEO Point	4.01(l)

Agency Reports (Copies or access to all material reports or filings and a list of the categories of reports or filings made on a regular basis, made by the Company under the Exchange Act, ERISA, EEOC, FDA and all other governmental agencies)

	M	GEO Point	NEW-Co, Gavrielov	3.01(m)
Agency Reports (Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Target with any governmental agencies)	MM	NEW-Co, Gavrielov	GEO Point	4.01(m)
Banks (A true and complete list (in all material respects), as of the date of this Agreement)	N	GEO Point	NEW-Co, Gavrielov	3.01(n)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Target has an account or safe deposit box, and (2) the names and          addresses of all signatories

	NN	NEW-Co, Gavrielov	GEO Point	4.01(n)
Jurisdictions Where Qualified 9A list of all jurisdictions wherein the Company is qualified to do business and is in good standing)	O	GEO Point	NEW-Co, Gavrielov	3.01(o), 3.03
Jurisdictions Where Qualified (A list of all jurisdictions wherein Target is qualified to do business and is in good standing)	OO	NEW-Co, Gavrielov	GEO Point	4.01(o), 4.03
Subsidiaries (A complete list of all subsidiaries of the Company)	P	GEO Point	NEW-Co, Gavrielov	3.01(p), 3.16
Subsidiaries (A complete list of all subsidiaries of Target)	PP	NEW-Co, Gavrielov	GEO Point	4.01(p), 4.16
Union Matters (An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of the Company)	Q	GEO Point	NEW-Co, Gavrielov	3.01(q)
Union Matters (An accurate list and description (in all material respects) of union contracts and collective bargaining agreements of Target, if any)	QQ	NEW-Co, Gavrielov	GEO Point	4.01(q)
Employee and Consultant Contracts (A complete and accurate list of all employee and consultant contracts which the Company may have)	R	GEO Point	NEW-Co, Gavrielov	3.01(r)
Employee and Consultant Contracts	RR	NEW-Co, Gavrielov	GEO Point	4.01(r)
Employee Benefit Plans	S	GEO Point	NEW-Co, Gavrielov	3.01(s)
Employee Benefit Plans	SS	NEW-Co, Gavrielov	GEO Point	4.01(s)
Insurance Policies	T	GEO Point	NEW-Co, Gavrielov	3.01(t)

Insurance Policies (A complete and accurate list (in all material respects) and description of all material insurance policies naming Target as an insured or beneficiary or as a loss payable payee or for which Target is paid all or part of the premium in force on the date)

	TT	NEW-Co, Gavrielov	GEO Point	4.01(t)
Customers	U	GEO Point	NEW-Co, Gavrielov	3.01(u)
Customers. A complete and accurate list (in all material respects) of the customers of Target	UU	NEW-Co, Gavrielov	GEO Point	4.01(u)
Licenses and Permits	V	GEO Point	NEW-Co, Gavrielov	3.01(v)
Licenses and Permits (A complete list of all licenses, permits and other authorizations of Target)	VV	NEW-Co, Gavrielov	GEO Point	4.01(v)

Limited Liability Partnership
Participation Interest Purchase-Sale Agreement

City of Taraz,

Dated March 8, 2013

We the undersigned, Mr. Isabekov Zhanat, Mr. Kurmanbekov Sultan, and Ms. Vekser (Gavrielova) Yulia, referred to as “Sellers” and Mr. Yastrebkov Sergei, acting in the interests of Geo Point Technologies Icn., based on the Power of Attorney, issued April 26, 2013, referred to as “Buyer”, concluded the following agreement:

1.

The Sellers sold and the Buy bought 100% participatory interest in the  Limited Liability Partnership, “RTS-OIL”, nominal value of which is 72 500 tenge, for the total purchase price of 72 500 tenge. The Buyer is undertaking to pay the full purchase price by August 8, 2013.

2.

The Buyer can perform this Agreement buy delivering stock, other securities or other property to the Sellers.

3.

The property rights of the Seller are confirmed by the Partnership’s Charter of RTS-OIL, registered in the Zhambyl Justice Department on October 22, 2009, Partnership Agreement, dated August 8, 2011, and certificate issued by the Zhambyl regional recorder office, dated May 8, 2013.

4.

The Sellers represent and warrant to the Buyer that as of the date if this Agreement the 100% participatory interest in RTS-OIL is not sold to other persons, not pledged, not arrested or restricted by any third parties.

5.

The parties to this Agreement acknowledged that the Notary Public has explained to them their respective rights in accordance with Articles of 42 of 406 Kazakhstan Civil Code, and Articles 29-32 of the Limited Liability Partnership Law.

6.

All expenses related to the preparation of this Agreement shall be responsibility of Buyer.

7.

The Agreement is signed in 5 originals, one of which shall remain in the Notary Public files.

The undersigned have read and understood the text of the Agreement which legal meaning is well understood by the parties and they hereby disclaim any rights they may have to contest this Agreement based on the luck of understanding of legal meaning thereof.

Signatures of the Sellers /s/

Signature of the Buyer /s/

Notarized Language, Seal and Signature of the Notary Public, Syrgabayeva Latipa, license number 0001306, dated February 6, 2003.

Exhibit A

INVESTMENT LETTER

Geo Point Technologies, Inc.

2319 Foothill Drive, Suite 160

Salt Lake City, Utah 84109

Re:

Acquisition of common stock (the “Common Stock”) of Geo Point Technologies, Inc., a Utah corporation (the “Company”), pursuant to the Share Exchange Agreement dated as of the 26th day of April, 2013 (the “Agreement”), regarding the acquisition by the Company of 100% of the participation interest in RTS Oil LLP, a Kazakhstan registered entity organized as a limited liability company beneficially owned by Rafael Gavrielov

Dear Ladies and Gentlemen:

In connection with the acquisition of the Common Stock of the Company pursuant to the above referenced Agreement, I hereby acknowledge that I have sufficient knowledge and experience to understand the nature of this acquisition and am fully capable of bearing the economic risk of the loss related to this acquisition.

I acknowledge receipt of and access to information regarding the Company that is contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at www.sec.gov, along with all information mentioned in the Company’s Annexes to the Agreement; I understand that you will make all other books and records of your Company available to me for my inspection in connection with the acquisition of the Common Stock; and that I have been encouraged to review the information given to me and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company.

I understand that I must bear the economic risk of ownership of the Common Stock for a long period of time, the minimum of which will be six (6) months, as these securities are “unregistered” securities and may not be sold unless any subsequent offer or sale is registered with the SEC or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules and regulations; and that there will be limitations on the amount of the Common Stock that can be publicly sold, as outlined in Rule 144 of the SEC.

I intend that you rely on all of my representations made herein as they are made to induce you to issue me the Common Stock, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows:

1.

That the Common Stock is being received for investment purposes and not with a view toward further distribution;

2.

That I have a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

3.

That I understand the meaning of “unregistered securities” and know that they are not freely tradable;

4.

That any Common Stock issued by you to me shall be imprinted with a legend restricting their sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

5.

I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any certificate representing any of the securities being acquired unless I shall first have obtained an opinion of legal counsel to the effect that they may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the securities;

6.

That I shall sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the securities being acquired except as may be done pursuant to any applicable laws, rules and regulations;

7.

I fully understand that my investment for the acquisition of the Common Stock is “risk capital,” and that I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

8.

I also understand that without approval of counsel for the Company, all of the Common Stock to be issued and delivered to me shall be represented by one instrument only, and that such Common Stock shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

The securities represented by this certificate have not been registered under the Securities Act, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

Any request for more than one Common Stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request.  The Company will attempt to accommodate any request where it believes the request is made for valid business or personal reasons so long as in its sole discretion, the granting of the request will not facilitate a “public” distribution of unregistered securities of the Company.

Thank you very much.

Dated this 26 day of April, 2013.

Very truly yours,

/s/Isabekova Zhanat Zhaksylykovna

/s/Mrs. Kurmanbekov Sultan Kaspokovich

/s/Ms. Gavrielova Yulia Rafaelievna